      As filed with the Securities and Exchange Commission on March 24, 1999
                                                      REGISTRATION NO. 333-71357

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                           PRE-EFFECTIVE AMENDMENT NO. 2
                                         TO
                                      FORM S-3

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ---------------

                                SYMIX SYSTEMS, INC.
               (Exact name of Registrant as specified in its charter)

                                  ---------------

          Ohio                                         31-1083175
  (State or other jurisdiction                      (I.R.S. employer
of incorporation or organization)                 identification number)

  2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231  (614) 523-7000
                (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ---------------

                                             WITH A COPY TO:
          LAWRENCE W. DELEON                 IVERY D. FOREMAN
          CHIEF FINANCIAL OFFICER            VORYS, SATER, SEYMOUR AND PEASE LLP
          SYMIX SYSTEMS, INC.                52 EAST GAY STREET
          2800 CORPORATE EXCHANGE DRIVE      COLUMBUS, OHIO 43215
          SUITE 400                          (614) 464-6322
          COLUMBUS, OHIO 43231
          (614) 523-7379

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /






                       CALCULATION OF REGISTRATION FEE




--------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS              AMOUNT TO BE     PROPOSED                PROPOSED              AMOUNT OF
OF SECURITIES TO BE              REGISTERED       MAXIMUM                 MAXIMUM              REGISTRATION FEE (2)
REGISTERED                                        OFFERING PRICE PER      AGGREGATE OFFERING
                                                  SHARE (1)               PRICE
--------------------------------------------------------------------------------------------------------------

Common Shares,
no par value                      14,650           $16.5625               $242,641             $67.46
--------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee.
(2) Computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices per share for the Common Shares on March 22, 1999 as reported on the NASDAQ National Market System. The filing fee for 95,000 common shares was paid previously to the Commission.


     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MARCH 24, 1999


                                SYMIX SYSTEMS, INC.
                           2800 CORPORATE EXCHANGE DRIVE
                                     SUITE 400
                                COLUMBUS, OHIO 43231


                                     PROSPECTUS
                               109,650 COMMON SHARES


                                  ----------------


     This prospectus relates to the public offering of up to 109,650 common shares of Symix Systems, Inc. by our shareholders listed below. The prices at which the common shares will be sold will be determined by the prevailing market price for the common shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the common shares.


     Our common shares are listed on the NASDAQ National Market System under the symbol "SYMX". FOR RISKS IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES, SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                  ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------------

                 THE DATE OF THIS PROSPECTUS IS MARCH _____, 1999.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Information About Symix. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . . . 12
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                    RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING WHETHER TO INVEST IN THE COMMON SHARES. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

CHANGES IN DEMAND FOR PRODUCTS AND SERVICES COULD CAUSE FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS.

     Our operating results may vary significantly from quarter to quarter. Our quarterly operating results are affected by a number of factors that could materially and adversely affect revenues and profitability. These factors also make estimation of operating results prior to the end of a quarter extremely uncertain. These factors include:

     -    demand for our products and services;

     -    competitive conditions in the software industry;

     - the timing of the introduction or market acceptance of new or enhanced products which we offer or which are offered by our competitors;

     - the potential for delay or deferral of customer purchases of our products in anticipation of product enhancements or new product offerings by us or our competitors:

     -    the timing of any acquisitions by us and related write-offs;

     -    the mix of our product and service net revenues;

     -    the mix of our North American and international net revenues; and

     - general economic conditions and other factors affecting capital expenditures by our customers.

     The purchase of our products and services may involve a significant commitment of capital and other resources by our customers. As a result, the sales cycles for our products and services, from initial evaluation to delivery or performance, vary from customer to customer. The timing of individual sales is difficult to predict, and sales can occur in quarters subsequent to those anticipated by us.

     Revenues in any quarter are substantially dependent on orders signed and shipped in that quarter. Typically, we realize higher revenues in our second and fourth fiscal quarters. Generally we record a majority of our quarterly revenues in the third month of each quarter, primarily in the latter half of the third month. We believe that the fluctuations in our operating results is caused primarily by the budgeting cycles of our customers and the structure of our sales commission and bonus programs. As a result, our quarterly operating results are difficult to predict. In addition, delays in product delivery or in closings of sales near the end of a quarter could cause our quarterly operating results to fall substantially short of anticipated levels.


TERMINATION OF AGREEMENT WITH PROGRESS WOULD REQUIRE US TO MIGRATE OUR PRODUCT TO A DIFFERENT PROGRAMMING LANGUAGE AND COULD RESULT IN A LOSS OF BUSINESS.


     Our core product, SyteLine, is written in PROGRESS, a proprietary programming language which we license from Progress Software Corporation. We depend upon the license of PROGRESS to our customers and the acceptance of PROGRESS by our customers. We market and distribute PROGRESS in connection with the sale of our products under a non-exclusive agreement with Progress. The agreement may be terminated by either party upon 90 days written notice to the other party. In addition, the agreement may be terminated immediately by either party if a material breach of the agreement by the other party continues after 30 days' written notice. Our relationship with Progress involves other risks which could have a material adverse effect on our business, operating results or financial condition, including the following:

          (1)  the failure of Progress to continue its relationship with us;

          (2) the failure of Progress to develop, support or enhance PROGRESS in a manner which is competitive with enhancements of other programming languages;

          (3) the loss of market acceptance of PROGRESS and its relational database management system; and

          (4) our inability to migrate our software products to other programming languages on a timely basis if PROGRESS is no longer available.


WE DERIVE A SIGNIFICANT PORTION OF OUR BUSINESS FROM OPERATIONS WHICH ARE SUBJECT TO FOREIGN ECONOMIC CONDITIONS AND CURRENCY FLUCTUATIONS.


     We derive a significant portion of our business from international sales. We expect to continue to expand our international operations, which will require significant management attention and financial resources. Our international operations are subject to various risks, including the following:

          (1) the impact of a recession in foreign countries, particularly in Europe and the Asia/Pacific regions;

          (2) cultural and language difficulties associated with serving customers, localizing and translating products;

          (3)  staffing and management problems related to foreign operations;

          (4) exchange controls and reduced protection for intellectual property;
          (5)  political instability; and

          (6)  fluctuations in foreign exchange rates.


ADVERSE ECONOMIC CONDITIONS IN THE MANUFACTURING INDUSTRY COULD RESULT IN REDUCED PURCHASES OF OUR PRODUCTS.


     Our customers are primarily manufacturers. Our business depends substantially upon the capital expenditures of our customers. Capital expenditures by our customers depend upon the demand for manufactured products. A recession or other adverse economic event affecting manufacturers could cause them to curtail or delay capital expenditures for computer software products. Any significant changes in the timing or amount of capital expenditures by manufacturers could have a material adverse effect on our business, operating results or financial condition.


PRODUCT DEFECTS COULD RESULT IN A LOSS OF MARKET SHARE OR MATERIAL DELAYS IN THE RELEASE OF NEW OR ENHANCED PRODUCTS.


     Software programs are complex. Upon release, our products may contain undetected errors or bugs which are usually resolved through the regular maintenance and updating process. However, our products also may contain more serious errors, failures or bugs which may not be detected until the product has been delivered to customers. As a result of serious errors, failures or bugs:

          (1) our customers could suffer major business interruptions or other problems which could lead to claims for damages against us;

          (2) our customers may delay their purchase of our products until they are satisfied that the problems have been resolved;

          (3) we may experience delays in the scheduled release of new or enhanced products;

          (4) our customers may decide not to purchase the defective products or our other products;

          (5) we may have to devote significant financial and product development resources to fix defective products; and

          (6)  market acceptance of our products may be reduced.

If our products contain serious defects, failures or errors, our business, results of operations or financial condition may be materially adversely affected.

YEAR 2000 COULD SHIFT CUSTOMERS' SOFTWARE PRODUCT PURCHASES AWAY FROM OUR PRODUCTS.

     Many currently installed computer software products use only two digits, rather than four digits, to represent a particular year. Starting in the year 2000, these products will need to accept four digit entries to recognize twenty-first century dates. The failure of these products to process dates beyond the year 1999 may result in miscalculations or system failures. Embedded systems, including environmental systems controls, elevators and other products that use microprocessors or computer chips, also may have year 2000 compliance problems. As a result, these products and systems may need to be upgraded or replaced to comply with year 2000 requirements.

     We believe that the current version of our products are year 2000 compliant. We do not intend to make all prior versions of our products year 2000 compliant. We have notified our customers as to which versions of our products will and will not be year 2000 compliant. We also have advised our customers of available upgrades or new releases of our older products which are year 2000 compliant.

     We are in the process of assessing the year 2000 readiness of our selected key suppliers, subcontractors, business partners and customers. We have confirmed that products and proprietary technology of others used in our products are year 2000 compliant.

     We also are in the process of reviewing our internal computer information system and non-computer systems with embedded computer technology, such as telecommunications equipment and building elevators, for year 2000 compliance. We believe that such systems are year 2000 compliant.

     We are subject to various risks related to year 2000 compliance issues, including:

     - customers have allocated significant portions of their information technology budgets to year 2000 compliance which could diminish demand for our products;

     -    some of our products may contain undetected year 2000 problems; and

     - the failure of others who provide external services to us, including public utilities, to be year 2000 ready could adversely impact our operations.

                           INFORMATION ABOUT SYMIX

     We design, develop, market and support enterprise application software that serves the manufacturing and financial requirements of discrete manufacturers. Discrete manufacturers produce individual items in lots or batches. Our products are designed to improve;

     -    customer service;

     -    planning and scheduling of manufacturing resources;

     -    production and inventory management; and

     -    financial management.

     In addition to generating revenue from licensing and supporting our software, we provide implementation and training services to our customers. Our principal customers are manufacturers with annual revenues up to $500 million and individual manufacturing sites or divisions of larger manufacturers.

     Our two primary products, SyteLine and SyteCentre, target different vertical markets. SyteLine is focused on serving make-to-order manufacturers of highly configured industrial products. The targeted vertical markets of SyteLine are:

     -    industrial equipment;

     -    fabricated metals;

     -    industrial electronic equipment;

     -    furniture and fixtures; and

     -    containers and packaging.

     SyteCentre was initially released in February 1999 and serves repetitive and make-to-stock manufacturers of consumer products. The targeted vertical markets of SyteCentre are:

     -    consumer electronics;

     -    consumer durable goods; and

     -    computers and related peripherals.

     We also market and support products provided by third party software vendors that are integrated with SyteLine and SyteCentre. These products provide additional functionality, including:

     -    sales order configuration and pricing;

     -    electronic and web commerce; and

     -    business analysis and reporting tools.

     Approximately 80% of our license fee revenue is generated from our world-wide direct sales organization. We also have approximately 40 business partners throughout the world that sell and service our products. We have 24 sales and support offices in North America, Europe and Asia with about 25% of our revenue being generated from outside of North America.

     We were incorporated in 1984 in Ohio. Our principal executive offices are located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231, and our telephone number is (614) 523-7000. Our web site address is symix.com.

RECENT DEVELOPMENTS

     On February 24, 1999, we entered into an agreement to acquire Distribution Architects International, Inc., a Texas corporation ("DAI"). DAI markets and sells supply chain management software applications for distribution organizations. We expect to issue up to 610,000 common shares in exchange for all of the outstanding common stock of DAI. We also intend to file a registration statement with the SEC to register the common shares. The acquisition is expected to be accounted for as a pooling of interests. The parties intend to close the transaction within the next 90 days.

                                  USE OF PROCEEDS

     Our shareholders, Richard Smart and Philip Smart, will receive all of the proceeds from the sale of the common shares offered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common shares.

                                  DIVIDEND POLICY

     We have never declared or paid cash dividends on our common shares. We currently intend to retain all or our future earnings, if any, for use in our operations and the growth and development of our business. Accordingly, we do not currently expect to pay cash dividends on our common shares in the foreseeable future.

                             SELLING SHAREHOLDERS

     All of the common shares being offered by this prospectus are beneficially-owned by two shareholders, Richard and Philip Smart. The following table shows information regarding their beneficial ownership of common shares as of the date of this prospectus. We are unable to estimate the amount of shares that will be held by them after completion of the offering because they may sell all or some of the shares and there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. Richard and Philip Smart each beneficially own less than 1% of the outstanding common shares of Symix.



                             SHARES BENEFICIALLY OWNED     NUMBER OF SHARES REGISTERED
     BENEFICIAL OWNER           PRIOR TO THE OFFERING              FOR SALE
     ----------------        -------------------------     ---------------------------
Philip Smart.................      54,825                  54,825
3430 South Service Road
Burlington, Ontario  L7N 3T9
Canada

Richard Smart................      54,825                  54,825
3430 South Service Road
Burlington, Ontario  L7N  3T9
Canada


     Under a share purchase agreement dated December 31, 1996, through a subsidiary, we acquired all of the issued and outstanding shares of Visual Applications Software, Inc. ("VAS") from Richard and Philip Smart in exchange for shares of the subsidiary and $1,000,000 (Canadian) in cash.

     In connection with the acquisition, we entered into a share exchange agreement with the Smarts dated January 9, 1997. Under the terms of the exchange agreement, we agreed to exchange Symix common shares for shares of the subsidiary on a one-for-one basis. We also agreed to register the Symix common shares received by them with the SEC at our expense.


     In January, 1999, the Smarts requested that we register a total of 95,000 Symix common shares issued to them under the exchange agreement. On March 19, 1999, the Smarts requested that we register an additional 14,650 common shares issued to them under the exchange agreement.

                                PLAN OF DISTRIBUTION

     All of the common shares being offered by this prospectus will be sold by Richard and Philip Smart for their own accounts. We will not receive any of the proceeds from the sale of the shares. They have agreed to indemnify Symix and its officers and directors against liabilities under the Securities Act which result from our reliance upon information included in this prospectus and furnished to us by either of them, or if they fail to satisfy the prospectus delivery requirement under the Securities Act.

     The Smarts may sell the common shares from time to time in the over-the-counter market on the NASDAQ National Market System, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated or fixed prices. The Smarts may sell some or all of the shares in transactions involving broker-dealers who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from one or both of them or the purchaser of the shares or both.

     The Smarts and any underwriters, dealers or agents that participate in the distribution of the common shares may be deemed to be "underwriters" under the Securities Act. Any profit on the sale of the common shares by them and any discounts, commissions or concessions received by any of them may be deemed to be "underwriting discounts and commissions" under the Securities Act.

     The Smarts have advised us that no agreement exists with any broker-dealer with respect to the sale of the common shares. We will file a supplement to this prospectus, if required, pursuant to Rule 424 (b) under the Securities Act, upon notice from either of them that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution. The supplement will disclose the aggregate number of common shares being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the common shares, any discounts, commissions or concessions allowed or reallowed or paid to dealers, the proposed selling price to the public and other facts material to the transaction.

     We have not registered or qualified offers and sale of the common shares under the laws of any foreign country. The Smarts will offer and sell the common shares in various states only through registered or licensed brokers or dealers, if required, and otherwise in accordance with applicable state securities and blue sky laws.

     We will bear all costs, expenses and fees in connection with the registration of the common shares. The Smarts will bear all commissions and discounts, if any, attributable to the sale of the common shares.

                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 21,000,000 shares, of which 20,000,000 shares are common shares, each without par value, and 1,000,000 shares are preferred shares, each without par value. At March 17, 1999, there were 6,713,869 common shares outstanding. No preferred shares are currently outstanding. The outstanding common shares are fully paid and nonassessable.

COMMON SHARES

     Our common shareholders are entitled to one vote for each common share held of record on each matter submitted to a vote of shareholders. Our shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than fifty percent of the voting power are able to elect all of the directors.

     Our common shareholders on the applicable record date are entitled to receive dividends on a pro rata basis when and if declared by our board of directors out of funds legally available for dividends on our common shares. Dividend payments to holders of common shares are subject to the rights of any preferred shareholders and to any contractual restrictions.

     Under Ohio law and our articles of incorporation, the affirmative vote of the shareholders entitled to exercise at least two-thirds of the voting power of Symix is required for major corporate actions, including merger or consolidation with another corporation, combination or majority share acquisition, sale or other disposition of all or substantially all of our property and assets, our voluntary dissolution or amendment of our articles of incorporation.

     Upon dissolution, liquidation or sale of all or substantially all our assets, after required payments to our creditors and preferred shareholders, if any, our common shareholders are entitled to receive pro rata our remaining assets available for distribution.

     Our common shareholders do not have preemptive, subscription, redemption or conversion rights and are not subject to further calls or assessments.

PREFERRED SHARES

     Our articles of incorporation authorize our board of directors to issue preferred shares from time to time in one or more series. Our articles of incorporation limit the voting rights of preferred shareholders to one vote for each preferred share held on each matter submitted to a vote of preferred shareholders. Our board of directors is authorized to fix and determine the relative rights and preferences of the shares of any series of preferred shares with respect to:

     -    dividend or distribution rights;
     -    the dates from which they are cumulative;
     -    liquidation price;
     -    redemption rights and price;
     -    sinking fund requirements;
     -    conversion rights and restrictions; and
     -    restrictions on the issuance of shares of any class or series.

     Our board of directors, without shareholder approval, could issue preferred shares with voting and conversion rights which could adversely affect the voting power of our common shareholders. We have no present plans to issue any preferred shares.

TRANSFER AGENT

     Our transfer agent for the common shares is Fifth Third Bank, N.A., Cincinnati, Ohio.

                        WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333- 71357). The documents we incorporate by reference are:

     1. Our annual report on Form 10-K, Form 10-K/A No. 1 and Form 10-K/A No. 2 for the fiscal year ended June 30, 1998;

     2. Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1998;

     3. Our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1998;

     4. Our definitive proxy statement filed with the SEC in connection with our 1998 annual meeting of shareholders.

     All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering will be deemed to be incorporated by reference and to be a part of this prospectus from the date of filing. Any statement incorporated into this prospectus is modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide a copy of any or all of these filings to you without charge upon your request. However, we will not provide to you copies of exhibits to a filing unless the exhibits are specifically incorporated by reference into the filing. Requests for these filings should be made to Symix Systems, Inc., 2800 Corporate Exchange Drive, Suite 400, Columbus, Ohio 43231,
Attention:  Chief Financial Officer or by telephone at (614) 523-7379.

                                    LEGAL MATTERS

     Legal matters regarding whether the common shares are validly issued, fully paid and nonassessable will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio, our legal counsel. As of January 25, 1999, the partners of and attorneys employed by Vorys, Sater, Seymour and Pease LLP, together with members of their immediate families, owned in the aggregate approximately 145,165 common shares.

                                      EXPERTS

     Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year ended June 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. The consolidated financial statements and schedule are incorporated in this prospectus by reference in reliance upon their report given upon the authority of that firm as experts in accounting and auditing.

                             FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS OR INCORPORATES FORWARD-LOOKING STATEMENTS.
YOU CAN IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY OUR USE OF THE WORDS "BELIEVES", "ANTICIPATES", "EXPECTS", "MAY", "WILL", "INTENDS", "ESTIMATES", AND SIMILAR EXPRESSIONS, WHETHER IN THE NEGATIVE OR AFFIRMATIVE. ALTHOUGH WE BELIEVE THAT THESE FORWARD-LOOKING STATEMENTS REFLECT OUR PLANS, INTENTIONS, AND EXPECTATIONS REASONABLY, WE CAN GIVE NO ASSURANCE THAT WE ACTUALLY WILL
ACHIEVE THESE PLANS, INTENTIONS OR EXPECTATIONS.   OUR ACTUAL RESULTS COULD
DIFFER MATERIALLY FROM THE PLANS, INTENTIONS OR EXPECTATIONS DISCLOSED IN THE FORWARD-LOOKING STATEMENTS WE MAKE. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT OR ANY INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT. YOU ARE CAUTIONED NOT TO PLACE ANY UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES.

-------------------------------------------------------------------------------
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     WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY
STATEMENT OR REPRESENTATION THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS
PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN
WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                              --------------------------






-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
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                              109,650 COMMON SHARES


                                SYMIX SYSTEMS, INC.




                                    -------------




                                     PROSPECTUS

                                 ____________, 1999

                                       _______


-------------------------------------------------------------------------------
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                                       14

                                      PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated (except for SEC registration fee and National Association of Securities Dealers, Inc. filing fee) fees and expenses payable by Symix in connection with the distribution of the common shares.

     SEC registration fee.........................     $       614.00
     Legal fees and expenses......................     $     7,500.00
     Accountants' fees and expenses...............     $     4,000.00
     NASDAQ fee...................................     $     2,000.00
     Miscellaneous expenses.......................     $       500.00
                                                       --------------
        Total.....................................     $    14,614.00
                                                       --------------
                                                       --------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

               (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

               (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

               (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

               (b)  If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

               (c)  By the shareholders;

               (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
          (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding

               (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
               (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Article Five of the Symix's Amended Regulations governs indemnification and provides further as follows:

          SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe this conduct was unlawful. A person claiming indemnification under this Section
     5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper and

          (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

          SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

          SECTION 5.04 DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

          SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

          (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

          (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

          SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit) , partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five.
     Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          SECTION 5.08. DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

          (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

          (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

          SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

     In addition, Symix has purchased directors' and officers' liability insurance coverage under policies which insure its directors and officers with respect to liabilities.

ITEM 16.  EXHIBITS


          5.1 Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the common shares being offered.

          23.1      Consent of Ernst & Young LLP.

          23.2      Consent of Vorys, Sater, Seymour and Pease LLP (included in
                    Exhibit 5.1).

          24.1      Powers of Attorney

ITEM 17.  UNDERTAKINGS

1.   The undersigned Registrant undertakes:

     (a) to file, during any period in which offers or sales are being made of the securities registered by this registration statement, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated in this registration statement by reference;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated in this registration statement by reference; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 24th day of March, 1999.


                              SYMIX SYSTEMS, INC.

                              By /s/ LAWRENCE W. DELEON
                                -----------------------------------
                                         LAWRENCE W. DELEON
                                   VICE PRESIDENT, CHIEF FINANCIAL
                                       OFFICER AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                          Date
     ---------                      -----                          ----
     LAWRENCE J. FOX*       Chairman of the Board of                March 24, 1999
-----------------------     Directors, Chief Executive Officer
     LAWRENCE J. FOX

    STEPHEN A. SASSER*      President, Chief Executive              March 24, 1999
-----------------------     Officer and Director
    STEPHEN A. SASSER       (Principal Executive Officer)
                            Vice President,
/s/ LAWRENCE W. DELEON
-----------------------
    LAWRENCE W. DELEON      Chief Financial Officer                 March 24, 1999
                            and Secretary (Principal
                            Financial and
                            Accounting Officer)

     LARRY L. LIEBERT*      Director                                March 24, 1999
-----------------------
     LARRY L. LIEBERT

     DUKE W. THOMAS*        Director                                March 24, 1999
-----------------------
     DUKE W. THOMAS

     JOHN T. TAIT*          Director                                March 24, 1999
-----------------------
     JOHN T. TAIT

   JAMES A. RUTHERFORD*     Director                                March 24, 1999
-----------------------
   JAMES A. RUTHERFORD

*By /s/ LAWRENCE W. DELEON
   -----------------------
     LAWRENCE W. DELEON
      (ATTORNEY-IN-FACT)

                                 INDEX OF EXHIBITS

                                                                           PAGE
5.1       Opinion of Vorys, Sater, Seymour and Pease LLP as to the
          legality of the common shares being offered (to be filed
          by amendment)                                                    II-13

23.1      Consent of Ernst & Young LLP*

23.2 Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

24.1      Powers of Attorney*

----------
* Previously filed